UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2013

GATX Corporation

(Exact name of registrant as specified in its charter)

New York             1-2328                 36-1124040
(State or other jurisdiction of        (Commission File             (IRS Employer
incorporation)             Number)                Identification No.)

222 West Adams Street
Chicago, Illinois 60606-5314
(Address of principal executive offices, including zip code)

(312) 621-6200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

GATX Corporation made a number of executive appointments, effective June 26, 2013: (a) Thomas A. Ellman, formerly senior vice president and chief commercial officer, was appointed executive vice president and president, Rail North America; (b) Michael T. Brooks, formerly senior vice president and chief information officer, was appointed senior vice president, operations and technology; and (c) Paul F. Titterton, formerly vice president and group executive, fleet management, marketing and government affairs, was appointed vice president and chief commercial officer. In addition, Mary Katherine Lawler, formerly senior vice president, human resources, was appointed executive vice president, human resources.
Prior to his appointment as vice president and chief commercial officer, Mr. Titterton, age 38, served as vice president and group executive, fleet management, marketing and governmental affairs from December 2011 to June 2013. Previously, Mr. Titterton served as vice president and executive director, fleet portfolio management from 2008 to December, 2011, and in a variety of increasingly responsible positions in the areas of structured transactions, fleet portfolio management, strategic growth, marketing and government affairs since joining GATX in 1997.
GATX issued a press release announcing the organizational changes, which is attached as exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Robert C. Lyons
Robert C. Lyons
Executive Vice President and Chief Financial Officer
June 28, 2013

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.1	Press Release of GATX Corporation, dated June 27, 2013, announcing organizational changes.	Filed Electronically